UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 16, 2018

ASTRONICS CORPORATION
(Exact name of registrant as specified in its charter)

New York	0-7087	16-0959303
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
130 Commerce Way East Aurora, New York	14052
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (716) 805-1599

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The disclosure set forth in Item 2.03 below is incorporated in this Item 1.01 by reference

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Astronics Corporation (the “Company”) modified and extended its existing credit facility (the “Original Facility”) by entering into the Fifth Amended and Restated Credit Agreement (the “Agreement”) as of February 16, 2018, with HSBC Bank USA, National Association (“HSBC”), as Agent, and HSBC Bank USA, National Association, Bank of America, N.A., SunTrust Bank, Wells Fargo Bank, National Association, and Manufacturers and Traders Trust Company, as lenders (the “Lenders”). On the closing date, there were $262 million of revolving loans outstanding and letters of credit with a face amount of $1.1 million outstanding under the Original Facility. Pursuant to the Agreement, the Original Facility was replaced with a $500 million revolving credit line with the option to increase the line by up to $150 million. The outstanding balances in the Original Facility were rolled into the Agreement on the date of closing. In addition, the maturity date of the loans under the Agreement is now February 16, 2023.

Covenants in the Agreement have been modified to where the maximum permitted leverage ratio is 3.75 to 1. However, the Company may elect to exercise its right to increase this ratio to 4.50 to 1 for up to four fiscal quarters following the closing of an acquisition permitted under the Agreement subject to limitations. The Company will pay interest on the unpaid principal amount of the facility at a rate equal to one, three or six month Libor plus between 100 basis points and 150 basis points based upon the Company’s leverage ratio. The Company will also pay a commitment fee to the Lenders in an amount equal to between 10 basis points and 20 basis points on the undrawn portion of the credit facility, based upon the Company’s leverage ratio.  As under the Original Facility, the Company’s obligations under the Agreement are required to be jointly and severally guaranteed by each domestic subsidiary of the Company other than a non-material subsidiary. The obligations are secured by a first priority lien on substantially all of the Company’s and the guarantors’ assets.

The above description does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Astronics Corporation
Dated:	February 21, 2018	By:	/s/ David C. Burney
		Name:	David C. Burney
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Fifth Amended and Restated Credit Agreement as of February 16, 2018